UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 12, 2016

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2016, Messrs. Martin Bowen and Peter Hegedus have retired from their positions as members of the Board of AZZ Inc. (the “Company”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 12, 2016, the Company held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved three proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 23, 2016. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1.    Election of nine directors each to serve for a one year term.

	For	Withheld	Broker Non-Votes
Daniel E. Berce	21,483,785	433,545	2,238,170
Dr. H. Kirk Downey	21,655,095	262,235	2,238,170
Paul Eisman	21,691,148	226,182	2,238,170
Daniel R. Feehan	21,458,640	458,690	2,238,170
Thomas E. Ferguson	21,823,957	93,373	2,238,170
Kevern R. Joyce	21,787,625	129,705	2,238,170
Venita McCellon-Allen	21,786,689	130,641	2,238,170
Stephen E. Pirnat	21,288,630	628,700	2,238,170
Steven R. Purvis	21,620,934	296,396	2,238,170

Proposal 2.     Approval of the Say-On-Pay Proposal on the Company’s executive compensation program.

For	Against	Abstain	Broker Non-Votes
21,320,476	541,681	55,173	2,238,170

Proposal 3.    Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2017.

For	Against	Abstain
22,015,953	1,958,875	180,672

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ INC.
Date: July 12, 2016	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary